United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2010
Chesapeake Utilities Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
909 Silver Lake Boulevard, Dover, Delaware 19904
(Address of principal executive offices, including Zip Code)
(302) 734-6799
(Registrant’s Telephone Number, including Area Code)
(Former name, former address and former fiscal year, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
Chesapeake Utilities Corporation, a Delaware corporation (the “Company”), will be meeting with analysts, investors and other members of the financial community at the Midwest Financial Community Meetings in Chicago, Illinois on Thursday, November 18, 2010 and Minneapolis, Minnesota on Friday, November 19, 2010. At these meetings, the Company will make a presentation, which includes a business update and overview of the Company. Copies of the slide presentation materials and fact sheet that will be distributed at these meetings are furnished as Exhibits 99.1 and 99.2, respectively, to this report. The fact sheet filed herewith updates the fact sheet previously filed with the Securities and Exchange Commission on Form 8-K, as Exhibit 99.2, on November 12, 2010.
In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.
Item 9.01. Financial Statements and Exhibits.
Exhibit 99.1 — Chesapeake Utilities Corporation slide presentation materials dated November 18-19, 2010.
Exhibit 99.2 — Chesapeake Utilities Corporation Third Quarter 2010 fact sheet.
This Form 8-K and the exhibits hereto contain “forward-looking statements” that are subject to various assumptions, risks and uncertainties These statements should be read in conjunction with the “Forward-Looking Statements” section in the Company’s Form 10-K for the fiscal year ended December 31, 2009 and Forms 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010 (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by the Company that discuss important factors that could cause the Company’s actual results to differ materially from those anticipated in such statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation
/s/ Beth W. Cooper
Beth W. Cooper
Senior Vice President and Chief Financial Officer
Date: November 18, 2010